UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

TOLLGRADE COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
PARCHE, LLC
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
SCOTT C. CHANDLER
JEFFREY LIBSHUTZ
EDWARD B. MEYERCORD, III

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (“Ramius”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2009 annual meeting of shareholders of Tollgrade Communications, Inc., a Pennsylvania corporation.

On July 16, 2009, Ramius issued the following press release:

Ramius Files Investor Presentation

Urges Stockholders to Vote FOR Ramius's Highly-Qualified, Experienced Nominees on the GOLD Proxy Card Today

NEW YORK, July 16 /PRNewswire/ -- RCG Starboard Advisors, LLC, a subsidiary of Ramius LLC (collectively, "Ramius"), today announced it has filed an investor presentation with the Securities and Exchange Commission ("SEC") in connection with the 2009 Annual Meeting of Tollgrade Communications, Inc. (Nasdaq: TLGD - News) scheduled to be held on August 5, 2009.

Ramius urges stockholders to elect its three highly qualified, experienced nominees -- Scott Chandler, Ed Meyercord and Jeffrey Solomon -- by telephone, Internet or by signing, dating and returning the GOLD proxy card today.

The investor presentation is available at the SEC's website at http://www.sec.gov.

Highlights of the presentation include:

•	The Board, as composed prior to this election contest, has overseen an extended period of underperformance.

o	Stock price has underperformed peers materially (Company has a $3.1 million enterprise value after netting out the $60 million cash balance)

o	Declining operating performance

o	Poor allocation of corporate resources

•	Aside from the CEO, the Board, as composed prior to this election contest, does not have any relevant industry experience.

•	The Board does not have a meaningful vested financial interest in Tollgrade.

•	Significant expenditures of $116 million, or $9.18 per share, in R&D and acquisitions between 2003 and 2008 have failed to produce stockholder value.

•	The Company's "product first" strategy where it develops or acquires products and then attempts to market them has consistently failed.

•	The Board's recent actions have been highly reactionary in response to Ramius's initiatives and do not create real change at Tollgrade.

•	Ramius' nominees collectively have over 35 years of experience in the telecom equipment and services industries and are committed to representing the best interests of all Tollgrade stockholders.

•
Ramius is the largest stockholder of Tollgrade, owning approximately 15.2% of the Company's outstanding shares of Common Stock. Ramius has a meaningful vested financial interest in the future performance of Tollgrade.

If you have any questions, require assistance with voting your GOLD proxy card, or need additional copies of the proxy materials, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Shareholders Call Toll-Free at: (877) 717-3898
Banks and Brokers Call Collect at: (212) 750-5833

About Ramius LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo, Hong Kong and Munich.

Media Contact:

Peter Feld / Ramius LLC / (212) 201-4878